EXHIBIT 15










May 29, 2003




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

     We are aware that our report dated April 16, 2003 on our review of interim financial information of Ford Motor Company (the "Company") as of and for the periods ended March 31, 2003 and 2002, and included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, is incorporated by reference in its Registration Statement dated May 30, 2003.

Yours very truly,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan